Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Amendment No. 3 to Registration Statement No. 811-21666 of Hatteras Master Fund, L.P. (the "Fund") on Form N-2 of our report dated January 11, 2005 appearing in the Prospectus, which is part of the Registration Statement.

/s/ Deloitte & Touche LLP
March 31, 2005
Philadelphia, PA